                           PURCHASE AND SALE AGREEMENT



     This Purchase and Sale Agreement is effective as of May 14, 1999, between Newmont Alaska Limited ("Newmont"), a Delaware corporation, Kinross Gold Corporation ("Kinross"), a Canadian corporation, and Fairbanks Gold Mining, Inc. ("FGMI"), a Delaware corporation. Newmont Gold Company ("NGC"), a Delaware corporation, joins for the limited purposes set forth herein.



                                    RECITALS



     A. Newmont, as successor in interest, owns a sixty-five percent (65%) participating interest in the True North Joint Venture pursuant to a Venture Agreement dated June 9, 1995, as amended, between Newmont Exploration Limited and La Teko Resources, Inc. ("Venture Agreement"). Pursuant to the Venture Agreement, Newmont owns a sixty-five percent (65%) interest in certain properties in the Fourth Judicial District of the State of Alaska and in related assets, all as more particularly described herein.



     B. Newmont desires to sell to FGMI, and Kinross and FGMI desire that FGMI purchase from Newmont, Newmont's entire interest in the Venture Agreement and in the properties and other assets related thereto.



     Therefore, in consideration of the mutual covenants contained in this Agreement, and other valuable consideration, the receipt of which is hereby acknowledged by the parties, Newmont, NGC, Kinross, and FGMI agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS



     1.1 Certain Definitions. In this Agreement, the following terms shall have the meanings set forth or cross-referenced below:

     "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Party. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract rights, voting trust, or otherwise.

     "Agreement" means this Purchase and Sale Agreement and the Exhibits attached hereto (all of which Exhibits shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full herein).

     "Agreement Date" means the date of this Agreement, which is the date first set forth above.

     "Claims" means the State of Alaska mining claims described in Exhibit B.

     "Equipment" means the personal property and other equipment identified in Exhibit D.

     "Fee Lands" means the lands described in Exhibit A.

     "Files and Records" means all files, reports, and accounting records relating to the Purchased Assets, including without limitation those relating to title, except for: (i) any reports, summaries or other documents prepared by or for Newmont or NGC for any negotiations with Kinross or La Teko Resources, Inc. or any Affiliate thereof; and (ii) opinions or work product (other than title reports and title opinions related to the Properties) prepared by counsel on behalf of Newmont or a Newmont Affiliate.

     "Party" or "Parties" means Kinross, FGMI and Newmont, and their successors and permitted assigns, as parties to this Agreement. NGC is a Party only for the limited purposes set forth herein.

     "Permits" means the existing permits and applications for permits, described on Exhibit E, appurtenant or relating to the Properties.

     "Properties" means the Claims, Fee Lands, and Property Agreements.

     "Property Agreements" means the Venture Agreement, leases and other agreements described in Exhibit C.

     "Purchased Assets" means all of Seller's right, title, and interest in the Properties, the Files and Records, the Technical Data, and the Equipment.

     "Technical Data" means the following, if any: engineering studies and working papers, consultants reports and working papers, pre-feasibility reports, feasibility reports, mine plans, surface and underground maps, assays, samples, cores, analyses, geologic and geophysical maps, engineering maps, photographs, drill logs, exploration reports, environmental studies, correspondence with governmental officials and entities, reserve studies and reports, metallurgical studies and reports, and all other information and data in printed or electronic form concerning the condition, geology, mineral potential, physical characteristics, minability, or other technical matters related to the Properties, except any studies, reports, analyses or other documents prepared by or for Newmont or NGC for any negotiations with Kinross or La Teko Resources, Inc. or any Affiliate thereof.

                                    ARTICLE 2

                                     CLOSING

     2.1 Closing.

          (a) Newmont, Kinross and FGMI shall, subject to satisfaction of the Conditions precedent set forth in Sections 2.2 (a) and (b), consummate and close the transactions contemplated by Sections 3.1, 3.2, 4.1, and 4.2 of this Agreement ("Closing") within 30 days from the Agreement Date, on a date ("Closing Date") and at a place and time mutually agreed by the Parties.

          (b) In the event the Parties fail to close the transactions contemplated by this Agreement within the time frame prescribed in Section 2.1(a), or within such additional time as may be agreed upon in writing by the Parties, as a result of any of the conditions set forth in Sections 2.2(a) and (b) not having been satisfied, this Agreement shall terminate and the Parties shall have no further rights or obligations pursuant hereto, except for the obligations under Section 7.11, which shall survive any termination of this Agreement, but any cause of action held by a Party related to a breach of this Agreement prior to such termination shall survive.

     2.2 Conditions Precedent to Closing.

          (a) Conditions Precedent to Obligations of Newmont. The obligations of Newmont to complete the Closing are subject to the satisfaction prior to or at the Closing, or the waiver by Newmont at its sole discretion prior to the Closing, of each of the following conditions:

               (i) La Teko Resources, Inc. shall have executed a written waiver of its preemptive rights under Section 15.3 of the Venture Agreement;

               (ii) For each Property Agreement, Kinross and FGMI, in cooperation with Newmont, shall have obtained from the lessors or grantors a novation substantially in the form attached as Exhibit F, signed by the lessors or grantors. Provided that the Closing occurs, Newmont agrees to share equally any reasonable payments made to the lessors or grantors by Kinross or FGMI to obtain novations for those Property Agreements requiring transfer consent from the lessor or grantor, and to fund solely any reasonable payments made to the lessors or grantors by Kinross or FGMI to obtain novations for those Property Agreements not requiring transfer consent from the lessor or grantor;

               (iii) Kinross and FGMI shall have obtained a full release of the Guaranty of NGC dated April 3, 1998, pursuant to which NGC guaranteed to the Alaska Mental Health Trust Authority the performance of Newmont Alaska Exploration LLC (Newmont's predecessor in interest) under the Upland Mining Lease dated April 7, 1998, between Alaska Mental Health Trust Authority and Newmont Alaska Exploration LLC;

               (iv) Kinross and FGMI shall have posted a reclamation bond with the appropriate regulatory agencies in an amount and in a form required by those agencies for a full release of Newmont's existing reclamation bond;

               (v) The representations and warranties of Kinross and FGMI made herein, which shall be deemed to have been made again on and as of the Closing Date, shall be true as of the Closing in all material respects; and

               (vi) No action shall have been commenced that constitutes a material challenge to the consummation of the transaction contemplated hereby and no preliminary or permanent injunction or other order shall have been issued that prevents consummation of the transactions contemplated hereby.

          (b) Conditions Precedent to Obligations of Kinross and FGMI. The obligations of Kinross and FGMI to complete the Closing are subject to the satisfaction prior to or at the Closing, or the written waiver by Kinross and FGMI at their sole discretion prior to the Closing, of each of the following conditions:

               (i) The representations and warranties of Newmont made hereunder, which shall be deemed to have been made again on and as of the Closing Date, shall be true as of the Closing in all material respects;

               (ii) For each Property Agreement, Kinross and FGMI, in cooperation with Newmont as provided in Section 2.2(a)(ii), shall have obtained from the lessors or grantors a novation substantially in the form attached as Exhibit F, signed by the lessors or grantors; and

               (iii) No action shall have been commenced that constitutes a material challenge to the consummation of the transaction contemplated hereby and no preliminary or permanent injunction or other order shall have been issued that prevents consummation of the transactions contemplated hereby.

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

          (c) Termination. Kinross or FGMI may terminate this Agreement, by written notice to Newmont any time prior to the Closing, in the event it discovers a material defect in Newmont's or the Venture's title to the Properties that arose through events other than the action or inaction of La Teko Resources, Inc. Upon such termination, except for Section 7.11, which shall remain effective, the Agreement shall be deemed null and void, and the Parties shall have no further rights or obligations pursuant hereto.

                                    ARTICLE 3

                       CONSIDERATION FOR PURCHASED ASSETS

     3.1 Purchase Price. At the Closing, Kinross and FGMI shall pay to Newmont twenty eight million dollars ($28 million) by wire transfer of immediately available funds, pursuant to written instructions provided by Newmont to Kinross at least 48 hours before the scheduled time of Closing.

     3.2 Additional Payments Due at Closing. At the Closing, Kinross and FGMI shall also pay to Newmont, by wire transfer of immediately available funds, an amount equal to holding costs paid by Newmont to the lessors or grantors, or the United States or the State of Alaska or instrumentality thereof, to maintain the Property Agreements and the Claims ("Property Holding Costs") the due date of which occurs after April 30, 1999 and on or before the Closing Date. Newmont shall not be entitled to reimbursement for any Property Holding Costs paid by Newmont, or becoming due, prior to May 1, 1999, nor for any property taxes paid prior to the Closing Date. Upon Closing, Kinross and FGMI shall be fully responsible for all Property Holding Costs, property taxes, and all other obligations and liabilities relating to the Properties or the Property Agreements that become due after the Closing Date, regardless of whether such costs, taxes, obligations, or liabilities accrued prior to the Closing Date. At least five days prior to the Closing Date, Newmont shall provide written notice to Kinross of the amount due at the Closing under this Section 3.2.


                                    ARTICLE 4

                             CONVEYANCES TO KINROSS


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

     4.1 Transfer of the Interests. Subject to satisfaction of the conditions set forth in Section 2.2(a) and (b), and to receipt of the payments under Sections 3.1 and 3.2, Newmont agrees to transfer to FGMI all of its interest in the Purchased Assets as follows. At the Closing, Newmont shall execute and deliver to FGMI the following documents:

          (a) Special Warranty Deed of the Fee Lands in the form of Exhibit G.

          (b) Mining Quit Claim Deed of the Claims in the form of Exhibit H.

          (c) Assignment and Assumption Agreement of the Property Agreements in the form of Exhibit I.

          (d) Bill of Sale of the Equipment, Files and Records, and the Technical Data in the form of Exhibit J. Newmont may retain copies of all written, graphic or electronic Files and Records and Technical Data. As of the Closing Date, Kinross and FGMI shall assume all obligations for storing and transporting the Files and Records and Technical Data.

          (e) Confidentiality Agreement in the form of Exhibit L with respect to copies of the Files and Records and Technical Data retained by Newmont.

     4.2 Transaction Costs. All fees, taxes, and recording costs required in connection with the filing and recordation of the conveyances delivered to FGMI at the Closing shall be paid by Kinross and FGMI.


                                    ARTICLE 5

                   WARRANTIES, REPRESENTATIONS AND INDEMNITIES


     5.1 Capacity of Parties; No Brokers. As of the Agreement Date, and as of the date it executes this Agreement, Newmont, Kinross and FGMI each warrants and represents that:


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

          (a) it is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

          (b) it has the capacity to enter into and perform this Agreement and all transactions contemplated herein, and all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

          (c) it is not subject to any governmental order, judgment, decree, debarment, sanction or laws that would preclude the execution or implementation of this Agreement;

          (d) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms, provided, however, no representation is made as to (i) the remedy of specific performance or other equitable remedies for the enforcement of this Agreement or other agreement contemplated thereby, or (ii) limitations on remedies established by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights of creditors and secured parties;

          (e) to its knowledge, the execution, delivery, and performance of this Agreement will not violate any provision of any indenture, agreement, or other instrument to which it or any of its Affiliates is a party or by which its properties are bound, except for such matters as would not have a material adverse effect on this Agreement taken as a whole; and

          (f) it has not incurred any obligation or liability, contingent or otherwise, for brokers or finders fees with respect to the matters provided for in this Agreement.


     5.2 Warranties and Representations of Newmont. As of the Agreement Date, Newmont represents and warrants that the following provisions are true and correct:

          (a) Environmental Conditions. To Newmont's knowledge, all of Newmont's and its Affiliates' mineral exploration activities conducted on the Properties pursuant to the Venture Agreement or independently (if any) were conducted in compliance with all federal, state and local laws and regulations relating to environmental protection. Except for the existing 48 acres of disturbance associated with its exploration activities under the Venture Agreement, all disturbance caused by Newmont or its Affiliates has been reclaimed in accordance with federal, state and local laws.

          (b) Taxes. To Newmont's knowledge, all tax returns and reports relating to the Purchased Assets (including, without limiting the scope of the foregoing, all federal, state, and local property tax, unemployment compensation, social security, sales, excise, severance and franchise tax laws) have been duly filed and the taxes due thereunder paid, if any.

          (c) Pending Litigation. To Newmont's knowledge, there are no actions, suits, arbitrations, or proceedings currently pending or threatened against Newmont or its Affiliates or otherwise, affecting the Purchased Assets.

          (d) Title to Purchased Assets. Subject to the Venture Agreement and the Property Agreements, title to the Properties is free and clear of liens or encumbrances arising by, through, or under Newmont or its Affiliates.

          (e) Compliance with Laws and Regulations. To Newmont's knowledge, Newmont is in compliance with the Permits and with all currently effective applicable laws and regulations concerning the Purchased Assets and the operations of Newmont on the Properties.

          (f) Status of Contracts. To Newmont's knowledge, the Property Agreements are valid and in good standing, and there is no default thereunder.

          (g) Consents. To Newmont's knowledge, no consents or approvals are required for the conveyance of the Properties to Kinross except as may be provided in the Property Agreements and, except as provided in the Venture Agreement, no preferential purchase rights applicable to Newmont's interest in the Properties exist.

     5.3 Indemnities.

          (a) Kinross and FGMI Indemnity. Notwithstanding any provisions in the Venture Agreement, Kinross and FGMI shall indemnify and hold harmless Newmont, its Affiliates and successors, and its officers, directors, agents, and employees from and against all loss, penalties, expense, damage and liability (including, without limitation, loss due to injury or death, reasonable attorney's fees, experts' fees and other expenses incurred in defending against litigation, or administrative enforcement actions, either pending or threatened) arising out of, relating to, or incurred in connection with:

               (i) environmental conditions at or in connection with the Properties, both to the extent the Properties have been previously used by Newmont and its Affiliates and to the extent the Properties have been or will be used by Kinross, FGMI, their Affiliates, or other third parties, which arises in whole or in part under any federal, state or local law, including common law, now existing or hereafter enacted, adopted or amended, including, without limitation, any statutory or common law governing liability to third parties for personal injury or property damage related to such environmental conditions, provided that if Newmont is found by a court of competent jurisdiction to have breached its representation and warranty under Section 5.2(a), Kinross' and FGMI's indemnity shall not apply to any loss, cost, penalties, expense, damage, or liability resulting from the conditions upon which that breach is founded;

               (ii) any acts, omissions, conditions or events, occurring after the Closing other than environmental liabilities covered separately by Kinross' and FGMI's indemnification obligation in Section 5.3(a)(i);

               (iii) any acts, omissions, conditions or events, occurring prior to the Closing except those for which Newmont is providing an indemnity in
Section 5.3(b)(ii); and

               (iv) any breach by Kinross or FGMI of any of their representations, warranties, or covenants contained in this Agreement.

     Kinross and FGMI shall be jointly and severally liable for any indemnity obligations under this Section 5.3(a).

          (b) Newmont and NGC Indemnity. Notwithstanding any provisions in the Venture Agreement, Newmont and NGC shall indemnify and hold harmless Kinross, FGMI, their Affiliates and successors, and their officers, directors, agents, and employees from and against all loss, penalties, expense, damage and liability (including, without limitation, loss due to injury or death, reasonable attorney's fees, experts' fees and other expenses incurred in defending against litigation, or administrative enforcement actions, either pending or threatened) arising out of, relating to, or incurred in connection with:

               (i) except for environmental liabilities covered by Kinross' and FGMI's indemnity obligation in Section 5.3(a)(i), acts or omissions, taken or not taken by Newmont or its Affiliates, related to the Properties, occurring during the period prior to the Closing when Newmont or its Affiliates held an interest therein; and

               (ii) any breach by Newmont of any of Newmont's representations, warranties, or covenants contained in this Agreement.

     Newmont and NGC shall be jointly and severally liable for any indemnity obligations under this Section 5.3(b).

          (c) Indemnity Procedures.

               (i) A Party claiming indemnification under this Section 5.3 (the "Indemnitee") shall notify in writing the Party or Parties from whom indemnification is claimed (the "Indemnitor") in reasonable detail of the nature, basis and estimated amount of the claim within a reasonable time after discovery by the Indemnitee of the basis therefor or the assertion thereof by a third party against the Indemnitee. Notice of a claim filed in any court or administrative agency, or submitted to arbitration, shall be given to the Indemnitor within 10 days of the Indemnitee's receipt of knowledge of such filing but failure to provide notice within the 10 days shall not result in forfeiture of indemnification rights except to the extent that the ability of the Indemnitor to defend against the claim is materially impaired. In the event of such notice by the Indemnitee to the Indemnitor of a third party claim, the Indemnitor shall have 20 days after receipt thereof in which to admit or deny responsibility for indemnification of the Indemnitee by written notice to the Indemnitee, and

          (A) As to claims with respect to which the Indemnitee and the Indemnitor may share responsibility, each Party may elect to participate in the defense of the claim through counsel of its choice and at its expense, and neither Party shall settle or compromise the claim without the consent of the other;

          (B) If the Indemnitor denies responsibility or fails to admit or deny responsibility for a claim within 20 days of the notice, the Indemnitee shall have the sole option and right to defend the claim, including the right to settle or compromise the claim without consent of the Indemnitor, by counsel of its choice; and

          (C) Except with respect to a claim as to which the Indemnitee and the Indemnitor share responsibility, if the Indemnitor admits responsibility for indemnification, the Indemnitor may at the same time elect to control the defense of the claim by counsel of its choice and at its expense, which counsel shall consult with the Indemnitee or its counsel at the Indemnitee's expense, and except as limited herein shall in such case have the right to settle or compromise the claim provided that Indemnitee receives a full and complete release for any liability relating to the claim, and the Indemnitee shall cooperate in such defense and agree to and accept any money settlement or compromise approved by the Indemnitor. If the Indemnitor does not so elect to control the defense, the Indemnitee shall appear and defend the claim by counsel of its choice, and the Indemnitor may participate in such defense by counsel of its choice at its expense, which counsel shall be consulted by and shall assist counsel for the Indemnitee, in which case the Indemnitor shall reimburse the Indemnitee for its reasonable legal fees and expenses on a monthly basis.

                                    ARTICLE 6

                               DISPUTE RESOLUTION

       6.1 Rights Upon Default. In the event any party defaults on any one or more of its obligations or covenants under this Agreement, each party shall have all rights and remedies provided by law, including the right of specific performance.


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

     6.2 Attorney's Fees. In any litigation between the parties to this Agreement or persons claiming under them resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof, the substantially prevailing party or parties shall be entitled to recover from the defaulting party or parties all reasonable costs, expenses, attorney's fees, experts' fees and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and in collecting any final judgment entered therein. If a party or parties substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and attorneys' fees in such manner as it deems equitable.


                                    ARTICLE 7

                               GENERAL PROVISIONS


     7.1 Notice. All notices and other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested, or (iii) sent by registered or certified mail, return receipt requested. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, and (iii) if by mail, on the date of delivery as shown on the actual receipt. A party may change its address from time-to-time by notice to the other party as indicated above. All notices to Newmont or NGC shall be addressed to:

                Newmont Alaska Limited [or Newmont Gold Company]
                1700 Lincoln Street, Suite 2800
                Denver, CO 80202
                Fax:   (303) 837-5851


All notices to Kinross or FGMI shall be addressed to:

                c/o Kinross Gold Corporation
                57th Floor, Scotia Plaza


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
                            40 King Street West
                            Toronto, Ontario M5H 3Y2
                            CANADA
                            Fax:   (416) 363-6622


with a copy to:


                            Scott W. Loveless
                            Parr Waddoups Brown Gee & Loveless
                            185 South State Street, Suite 1300
                            Salt Lake City, UT 84111
                            Fax:   (801) 532-7750

     7.2 Access. From the Agreement Date, until the Closing Date, upon reasonable notice to Newmont, Newmont shall allow Kinross and FGMI reasonable access to the Properties for purposes of conducting a non-invasive inspection of the Properties, and to the Files and Records and Technical Data wherever situated, and permit Kinross and FGMI to make and use copies and other reproductions thereof, subject to the Confidentiality Agreement between Newmont and Kinross dated November 11, 1998 ("Confidentiality Agreement"). Any such inspections shall be conducted at Kinross' and FGMI's own risk and expense, and in a manner that does not interfere with any of Newmont's or the Venture's operations.

     7.3 Environmental Permits. At Closing or as soon after the Closing as the necessary agency approvals are obtained, Newmont shall assign to FGMI all remaining Permits that it then holds authorizing the conduct of mineral exploration activities on the Properties, pursuant to an assignment and assumption in the form of Exhibit K. Upon Closing, FGMI shall assume all obligations under the Permits, including requirements for completing reclamation. After the Closing, neither Kinross nor FGMI may conduct any exploration activities subject to any Newmont Permit on or within the Properties unless the appropriate federal and state agencies have approved the transfer of the Permits authorizing such activity from Newmont, accepted financial sureties posted or provided by FGMI, and have released all financial suce of Purchased Assets. During the period between the Agreement Date and the Closing, Newmont shall take such action as is reasonably necessary to cause the representations and warranties of Newmont set forth in Sections 5.2(a), (b), (d), (e), and (f) to remain true.

     7.5 Inurement. All covenants, conditions, indemnities, limitations, and provisions contained in this Agreement apply to an are binding upon the parties to this Agreement, their heirs, representatives, successors, and permitted assigns.

     7.6 Implied Covenants. The only implied covenants in this Agreement are those of good faith and fair dealing.

     7.7 Waiver No waiver of any provision of this Agreement, or waiver of any breach of this Agreement, shall be effective unless the waiver is in writing and is signed by the party against whom the waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

     7.8 Modification. No modification, variation, or amendment of this Agreement shall be effective unless it is in writing and is signed by all parties to this Agreement.

     7.9 Assignment of Interests. Prior to Closing, no party may, without prior written approval from the other, assign any rights under this Agreement, except that FGMI may assign to a Kinross Affiliate, provided such Affiliate agrees in writing to assume all obligations of FGMI under this Agreement. Under any such assignment to an Affiliate, Kinross and the Affiliate shall be jointly and severally liable for all obligations under this Agreement. A Party shall not unreasonably withhold approval under this Section, after considering the prior mining experience, the financial capabilities, and the environmental compliance record of the assignee.

       7.10 Entire Agreement. Other than the Confidentiality Agreement, which remains in full force and effect, this Agreement sets forth the entire agreement of the parties with respect to the Venture Agreement and the Purchased Assets, and supersedes any other agreement, representation, warranty, or undertaking, written or oral.


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


       7.11 Release of Information. Prior to the Closing, information concerning this Agreement and related activities shall be voluntarily released only upon written agreement of all Parties, except as counsel for either Party may deem legally necessary, in which event such Party shall provide the other Party with advance notice of the time, contents of, and specific legal reasons for such release. Prior to the Closing, any release of information by Kinross or FGMI is subject to the terms of the Confidentiality Agreement. After the Closing, mutual written agreement of the parties must be obtained prior to voluntarily releasing information concerning this Agreement or related activities only when Kinross or FGMI seek to name Newmont or NGC, or when Newmont or NGC seek to name Kinross or FGMI.

     7.12 Further Assurances. Each of the Parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     7.13 Construction. The Section headings contained in this Agreement are for convenience only, and shall not be used in the construction of this Agreement. The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement. Wherever the term "including" is used, it shall be deemed to mean "including without limitation", and wherever the phrase "shall include" is used, it shall mean "shall include without limitation."

     7.14 Currency. All references to dollars herein shall mean United States dollars.

     7.15 No Third Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the Parties, and none of the provisions of this Agreement shall be deemed for the benefit of any other person or entity.

     7.16 Governing Law. This Agreement shall be governed by and interpreted in accordance with the local laws of the State of Alaska and not its conflicts of laws rules.

     7.17 Survival of Terms and Conditions. The warranties, representations, indemnities and covenants contained in this Agreement, including but not limited to those set forth in Sections 5.1



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

and 5.2, shall survive closing and the recording of any conveyancing documents pursuant to this Agreement.

     7.18 Multiple Counterparts. This Agreement may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



NEWMONT ALASKA LIMITED                    KINROSS GOLD CORPORATION



By:                                       By:
   --------------------------------          -------------------------------
Name:                                     Name:
     ------------------------------            -----------------------------
Title:                                    Title:
      -----------------------------             ----------------------------
Date:                                     Date:
     ------------------------------            -----------------------------





NEWMONT GOLD COMPANY                      FAIRBANKS GOLD MINING, INC.

(for the limited purposes set forth herein)

By:                                       By:
   --------------------------------          -------------------------------
Name:                                     Name:
     ------------------------------            -----------------------------
Title:                                    Title:
      -----------------------------             ----------------------------
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